UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
 Current Report

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

June 7, 2006

Date of Report (Date of earliest event reported)

BB&T Corporation
 (Exact name of registrant as specified in its charter)

Commission file number : 1-10853

North Carolina	56-0939887
(State of incorporation)	(I.R.S. Employer Identification No.)

200 West Second Street
Winston-Salem, North Carolina	27101
(Address of principal executive offices)	(Zip Code)

(336) 733-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01   Other Events

          BB&T Corporation, a North Carolina corporation (the “Company”), and BB&T Capital Trust II, a statutory trust formed under the laws of the State of Delaware (the “Trust”), closed on June 7, 2006 the public offering of $600,000,000 aggregate principal amount of the Trust’s 6.75% Trust Preferred Securities (the “Capital Securities”), representing preferred beneficial interests in the Trust, pursuant to an Underwriting Agreement dated May 31, 2006, between the Company, the Trust and BB&T Capital Markets, a division of Scott & Stringfellow, Inc., as representative of the underwriters named in Schedule II thereto (collectively, the “Underwriters”). In connection with the closing of the public offering of Capital Securities, the Company and the Trust entered into the following agreements:

          (1) Amended and Restated Trust Agreement, dated as of June 7, 2006, by and among the Company, as Depositor, U.S. Bank National Association (“U.S. Bank”), as Property Trustee, Wilmington Trust Company, as Delaware Trustee, M. Patricia Oliver and Christopher L. Henson, as Administrative Trustees, and the several Holders of the Trust Securities, as defined below (the “Trust Agreement”). The Capital Securities and the Trust’s common securities (together, the “Trust Securities”) were issued pursuant to the Trust Agreement and constitute all of the Trust Securities of the Trust. The Company acquired all of the common securities of the Trust. Pursuant to the Trust Agreement, the Trust used the proceeds from the sale of the Trust Securities to purchase junior subordinated debentures from the Company.

          (2) Second Supplemental Indenture, dated as of June 7, 2006, by and between the Company and U.S. Bank, as trustee, under the Junior Subordinated Indenture, dated as of August 18, 2005, by and between BB&T Corporation and U.S. Bank National Association, as Trustee (the “Supplemental Indenture”). Pursuant to the Supplemental Indenture, the junior subordinated debentures: (i) have an aggregate principal amount equal to $600,010,000, which is the aggregate liquidation amount of the Capital Securities plus the capital contributed by the Company for the common securities; (ii) bear interest at an annual rate of 6.75%; (iii) pay interest semi-annually, subject to the right of the Company to defer interest payments for up to ten consecutive semi-annual periods; and (iv) mature on June 7, 2036, although the Company may redeem them earlier under certain circumstances.

          (3) Guarantee Agreement, dated as of June 7, 2006, by and between the Company and U.S. Bank, as guarantee trustee (the “Guarantee Agreement”). Pursuant to the Guarantee Agreement, the Company guarantees payment of distributions or amounts payable on redemption or liquidation of the Capital Securities to the extent that the Trust has funds available to make such payments. The Company will not cover payments when the Trust does not have sufficient funds to make payments on the Capital Securities.

          The Capital Securities sold in the public offering were registered by the Company and the Trust under the Securities Act of 1933, as amended, pursuant to a shelf registration statement on Form S-3 (File Nos. 333-134261 and 333-134261-02), as amended by Post-Effective Amendment No. 1 filed on June 1, 2006 (as amended, the “Registration Statement”). The Trust Agreement, the Supplemental Indenture, and the Guarantee Agreement are each filed as exhibits to this Current Report on Form 8-K and shall be incorporated by reference into the Registration Statement.

ITEM 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

4.1

Second Supplemental Indenture, dated as of June 7, 2006, by and between BB&T Corporation and U.S. Bank National Association, as Trustee, under the Junior Subordinated Indenture, dated as of August 18, 2005, by and between BB&T Corporation and U.S. Bank National Association, as Trustee.

4.2

Amended And Restated Trust Agreement, dated as of June 7, 2006, by and among BB&T Corporation, as Depositor, U.S. Bank National Association, as Property Trustee, Wilmington Trust Company, as Delaware Trustee, M. Patricia Oliver and Christopher L. Henson, as Administrative Trustees, and the several Holders of the Trust Securities.

4.3	Guarantee Agreement, by and between BB&T Corporation, as Guarantor, and U.S. Bank National Association, as Guarantee Trustee.

S  I  G  N  A  T  U  R  E

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                BB&T CORPORATION
                                                                                (Registrant)

                                                                                By: /S/ EDWARD D. VEST

                                                                                Edward D. Vest
                                                                                Executive Vice President and Corporate Controller
                                                                                (Principal Accounting Officer)

Date:       June 8, 2006

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1

Second Supplemental Indenture, dated as of June 7, 2006, by and between BB&T Corporation and U.S. Bank National Association, as Trustee, under the Junior Subordinated Indenture, dated as of August 18, 2005, by and between BB&T Corporation and U.S. Bank National Association, as Trustee.

4.2

Amended And Restated Trust Agreement, dated as of June 7, 2006, by and among BB&T Corporation, as Depositor, U.S. Bank National Association, as Property Trustee, Wilmington Trust Company, as Delaware Trustee, M. Patricia Oliver and Christopher L. Henson, as Administrative Trustees, and the several Holders of the Trust Securities.

4.3	Guarantee Agreement, by and between BB&T Corporation, as Guarantor, and U.S. Bank National Association, as Guarantee Trustee.